Exhibit 99.3

Vertical Health Solutions, Inc.

Pro Forma Combined Financial Information

(Unaudited)

The accompanying pro forma combined financial statements present the historical financial information of Vertical Health Systems, Inc. (VHS), as adjusted for the acquisition of OnPoint Medical Diagnostics, Inc. (OnPoint).  For financial reporting purposes, the business consolidation is to be accounted for as an additional capitalization of OnPoint with OnPoint as the acquirer (reverse acquisition).  The operations of OnPoint will be the continuing operations of VHS.

The accompanying pro forma combined balance sheet presents the historical financial information of VHS as of March 31, 2011, as adjusted for the acquisition of OnPoint, accounted for as a reverse acquisition.

The accompanying pro forma combined statements of operations for the three months ended March 31, 2011 and the year ended December 31, 2010, combines the historical financial information of OnPoint for the three months ended March 31, 2011 and the year ended December 31, 2010 with the historical information of VHS for the three months ended March 31, 2011, and the year ended December 31, 2010, respectively, as if the acquisition had occurred on January 1, 2010.

The pro forma combined financial statements have been prepared by management, based on the historical financial statements of VHS and OnPoint.  These pro forma combined financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.  The pro forma combined financial statements should be read in conjunction with the historical financial statements of VHS for the three months ended March 31, 2011 and the year ended December 31, 2010, and with the historical statements of OnPoint for the three months ended March 31, 2011 and the year ended December 31, 2010.

Vertical Health Solutions, Inc.
Pro Forma Combined Balance Sheets
March 31, 2011

	Vertical Health	OnPoint Medical	Pro Forma		Pro Forma
	Solutions, Inc.	Diagnostics, Inc.	Adjustments	Notes	Combined
	(unaudited)	(unaudited)	(unaudited)		(unaudited)

ASSETS

Current Assets:
Cash	$10,375	$447,504	$—		$457,879
Prepaid expenses & other current assets	—	20,145	—		20,145

Total current assets	10,375	467,649	—		478,024

Software development costs	—	80,275	—		80,275
Property & equipment, net	—	3,810	—		3,810
Intangible assets, net	—	293,271			293,271
Total assets	$10,375	$845,005	$—		$855,380

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$28,772	$44,200	$—		$72,972
Accrued expenses, related parties	27,097	—	(25,000)	1	2,097
Notes payable	136,103	—	(125,000)	1	11,103
Accrued interest	—	38,908			38,908
Current maturities of long term convertible debt	—	673,750	—		673,750
Total current liabilities	191,972	756,858	(150,000)		798,830

Long term convertible debt, net of current maturities	—	673,750	—		673,750

Total liabilities	191,972	1,430,608	(150,000)		1,472,580

Stockholders’ Equity (Deficit):
Common stock	271	7,143	813	1	8,227

Additional paid in capital	2,816,057	2,101,837	149,187	1	2,069,156
			(2,997,925)	2

Accumulated deficit	(2,997,925)	(2,694,583)	2,997,925	2	(2,694,583)

Total stockholders’ equity (deficit)	(181,597)	(585,603)	150,000		(617,200)

Total liabilities and stockholders’ equity (deficit)	$10,375	$845,005	$—		$855,380

Vertical Health Solutions, Inc.
Pro Forma Combined Statement of Operations
For the quarter ended March 31, 2011

	Vertical Health	OnPoint Medical	Pro Forma		Pro Forma
	Solutions, Inc.	Diagnostics, Inc.	Adjustments	Notes	Combined
	(unaudited)	(unaudited)	(unaudited)		(unaudited)

Sales	$—	$—	$—		$—
Cost of goods sold	—	—	—		—
Gross profit	—	—	—		—

Operating expenses:
General and administrative	4,585	261,035	—		265,620
Merger related costs	—	107,793	—		107,793
Total operating expenses	4,585	368,828	—		373,413

Operating loss before other income & expense	(4,585)	(368,828)	—		(373,413)

Other income (expense):
Interest income	—	138	—		138
Interest expense	—	(74,727)			(74,727)
Other income - merger related	20,000	—	—		20,000
Total other income (expense)	20,000	(74,589)	—		(54,589)

Income (loss) before income taxes	15,415	(443,417)	—		(428,002)

Income tax provision	—	—	—		—

Net income (loss)	$15,415	$(443,417)	$—		$(428,002)

Basic & diluted loss per share					$(0.05)

Basic & diluted weighted average number of common shares outstanding					8,227,869

Vertical Health Solutions, Inc.
Pro Forma Combined Statement of Operations
For the year ended December 31, 2010

	Vertical Health	OnPoint Medical	Pro Forma		Pro Forma
	Solutions, Inc.	Diagnostics, Inc.	Adjustments	Notes	Combined
	(audited)	(audited)	(unaudited)		(unaudited)

Sales	$—	$—	$—		$—
Cost of goods sold	—	—	—		—
Gross profit	—	—	—		—

Operating expenses:
General and administrative	80,576	1,109,080	—		1,189,656
Research and development	—	69,815	—		69,815
Total operating expenses	80,576	1,178,895	—		1,259,471

Operating loss before other income & expense	(80,576)	(1,178,895)	—		(1,259,471)

Other income (expense):
Interest income	—	187	—		187
Interest expense	—	(13,690)			(13,690)
Other income	—	—	—		—
Total other income (expense)	—	(13,503)	—		(13,503)

Loss before income taxes	(80,576)	(1,192,398)	—		(1,272,974)

Income tax provision	—	—	—		—

Net loss	$(80,576)	$(1,192,398)	$—		$(1,272,974)

Basic & diluted loss per share					$(0.15)

Basic & diluted weighted average number of common shares outstanding					8,227,869

Vertical Health Solutions, Inc.

Notes to the Pro Forma Combined Financial Statements

(Unaudited)

Note 1 - Basis of Presentation

The accompanying pro forma combined balance sheet and statement of operations was presented to reflect the acquisition of OnPoint by VHS with the operations of OnPoint being the continuing operations of the combined entities. For accounting purposes, the acquisition has been treated as a recapitalization of OnPoint with OnPoint as the acquirer (reverse acquisition). The accompanying pro forma combined balance sheet as of March 31, 2011 has been prepared to give effect to the reverse acquisition OnPoint by VHS as if the acquisition occurred on March 31, 2011. The historical financial statements prior to March 31, 2011 are those of OnPoint. The accompanying proforma combined statements of operations combines the historical operations of OnPoint for the three months ended March 31, 2011 and the year ended December 31, 2010 as if the acquisition had occurred on January 1, 2010.

Note 2 - Pro forma adjustments

The unaudited pro forma combined balance sheet reflects the following pro forma adjustments:

1	Prior to the reverse merger, certain VHS liabilities ($150,000) will be converted into shares of VHS common stock totaling 813,567.

2

As a result of the reverse acquisition, OnPoint shareholders will receive 7,143,113 shares of VHS stock and, post merger, there will be 8,227,869 shares ($.001 par value) outstanding. All of the common shares ($.01 par value) of OnPoint will simultaneously be retired.